Derek C. Rance

Behre Dolbear & Company Ltd.

67 Yonge Street, Ste 502

Toronto, ON  M5E 1J8

Telephone:  416-369-9011

Fax:  416-369-0449

Email: drance@ica.net

TO:

British Columbia Securities Commission

Alberta Securities Commission

2nd Floor, 865 Hornby Street

20th Floor, 10025 Jasper Avenue

Vancouver, British Columbia

Edmonton, Alberta

V6Z 2H4

T5J 3Z5

Ontario Securities Commission

TSX Venture Exchange

Box 55

2700 – 605 West Georgia Street

1800 – 20 Queen Street West

Vancouver, British Columbia

M5H 3S8

V6B 4N9

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, NW

Washington, DC

USA   20549

I, Derek C. Rance, the author of the technical report titled Qualifying Report on the Salamandra Gold Property Sonora Mexico and dated June 25, 2002 (the “Technical Report”), do hereby consent to the written disclosure of the Technical Report and of extracts from or a summary of the Technical Report in the written disclosure in the Form 20-F of Alamos Minerals Ltd. (“Alamos”) being filed.

I also certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the written disclosure in the Form 20-F of Alamos contains any misrepresentations of the information contained in the Technical Report.

Dated this 25 day of June, 2003.

Signature of Qualified Person

P. Eng Ont.

Stamp affixed to

the Document

Derek C. Rance  P.Eng

Print name of Qualified Person